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                                                                     Exhibit 2.2

THIS NOTE IS SUBJECT TO A CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED, JUNE 28, 2002, AMONG MAKER, PAYEE AND AGENT, AND THE OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDER OF SENIOR INDEBTEDNESS AS DEFINED THEREIN.

THIS NOTE HAS BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR QUALIFICATION OR OTHERWISE EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM AS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF.

                                   MCPc, INC.

                           CONVERTIBLE PROMISSORY NOTE

$8,069,694                                                      June 28, 2002
                                                                Cleveland, Ohio

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of MCSi, INC. ("Lender") at its offices located at 4750 Hempstead Station Drive, Dayton, Ohio 45429, in such coin or currency of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Eight Million Sixty-Nine Thousand Six Hundred Ninety-Four Dollars ($8,069,694) together with interest thereon at a rate of 12% from and after the date hereof on the dates and the terms and conditions as set forth in that certain Loan and Security Agreement among Borrower and Lender, dated as of even date (hereinafter, as amended from time to time, the "Loan Agreement").

         This Convertible Promissory Note (the "Note") is the secured convertible term note referred to in, and is issued pursuant to, the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining


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provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered on the date first above written.


                                   MCPc, INC.



                                   By:    /s/ Michael Trebilcock
                                          --------------------------------
                                   Name:  Michael Trebilcock
                                          --------------------------------
                                   Title: President
                                          --------------------------------